FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          VALASSIS COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)

               DELAWARE                                 38-2760940
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

          19975 VICTOR PARKWAY,
           LIVONIA, MICHIGAN                              48152
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered

    RIGHTS TO PURCHASE SHARES OF JUNIOR
    PREFERRED STOCK, SERIES A, PAR VALUE        NEW YORK STOCK EXCHANGE, INC.
    $.01 PER SHARE
    ------------------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

     Securities Act Registration Statement file number to which this form relates (if applicable):

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


         This amended Form 8-A is being filed solely for the purpose of correcting a typographical error that appears in Section 1, paragraph (p) of the Rights Agreement attached to the Form 8-A of the Company dated 24 September 1999 and filed 27 September 1999, which incorrectly states the initial Purchase Price of the Series A Junior Preferred Stock as $1.75 per one-one hundredth share. The correct price is $1.70 per one-one hundredth share.

     ITEM 2.EXHIBITS

            1. Rights Agreement, dated September 1, 1999 between the Company and The Bank of New York (including exhibits thereto)(as corrected).

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


     Dated:  November 5, 1999                    VALASSIS COMMUNICATIONS, INC.


                                                 By:
                                                    ----------------------------
                                                 Name:   Robert L. Recchia
                                                 Title:  Chief Financial Officer